UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2023

SPRINGWATER SPECIAL SITUATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 15, 2023, each of Alexander Hamilton and Hans Brandl resigned from the Board of Directors of Springwater Special Situations Corp. (the “Company”). Such individuals’ resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Additionally, effective May 15, 2023, the Company’s Board of Directors appointed Candice Beaumont, Nicholas Parker, Raghunath Kilambi and Greg A. Nuttall to the Board of Directors.

Candice Beaumont has served as an advisor to the Company since it consummated its initial public offering. Ms. Beaumont has served since 2016 as Chairman of the Salsano Group, a Panama based family office and conglomerate invested in private equity. From 2003 to present, Ms. Beaumont has served as Chief Investment Officer of L Investments, a single-family office invested in public and private equity. Ms. Beaumont is a member of the Board of Directors of Clean Earth Acquisitions Corp. (Nasdaq: CLINU), a special purpose acquisition company that is focused on acquiring a company in the clean energy and renewable energy sector, that completed its initial public offering in February 2022, as well as Israel Acquisitions Corp that completed its IPO in January 2023. Since March 2021, Ms. Beaumont has served as Advisor to Athena Technology Acquisition Corp (NYSE: ATHN.U). She speaks at numerous family office and investment conferences globally, including the Stanford University Graduate School of Business Global Investor’s Forum, is a NYU Stern Family Office Council member serving on the Steering Committee, and is an Advisory Board member of the Family Office Association. From 2012 to 2014, Ms. Beaumont was a member of the Board of Directors of I2BF Venture Fund II, a Dubai Financial Services Authority regulated clean tech venture capital firm with offices in Dubai, New York and London. Ms. Beaumont remains committed to community and philanthropic causes and serves on the International Council of Advisors for Global Dignity, a charity founded by Crown Prince Haakon of Norway to foster global respect and dignity across all borders, genders, religions and races. Ms. Beaumont was part of the Milken Young Leaders Circle and is a member of the Milken Institute, as well as an active member of Young Presidents Organization. She started her career in Corporate Finance at Merrill Lynch in 1996 and worked as an investment banker at Lazard Frères from 1997 to 1999, during which time she executed over $20 billion of merger and acquisition advisory assignments. Ms. Beaumont also worked in private equity at Argonaut Capital from 1999 to 2001. Ms. Beaumont obtained a Bachelor in Business Administration from the University of Miami, graduating first in her class with a major of International Finance & Marketing. Ms. Beaumont was Captain of the University of Miami varsity tennis team, where she earned Academic All American honors, and is also a former world-ranked professional tennis player. She completed Global Leadership & Public Policy for the 21st Century at Harvard Kennedy School in 2015. Ms. Beaumont was honored by Trusted Insight as one of the Top 30 Family Office Chief Investment Officers in 2017 and as a Young Global Leader by the World Economic Forum in 2014. Ms. Beaumont has a broad network of relationships, including investors in private and public equity, leading venture capital firms with compelling pre-initial public offering companies and has expertise sourcing deals, evaluating private and public businesses, and conducting detailed due diligence and risk management.

Raghu Kilambi has served as an advisor to the Company since it consummated its initial public offering. Mr. Kilambi is an experienced technology investor and entrepreneur with over 25 years of global business experience in public and private investments, building businesses and creating shareholder value. He has served as Chief Executive Officer of PowerTap Hydrogen Capital Corp. since May 2020 and is a co-founder and a member of the advisory board to Goal Acquisitions Corp. (Nasdaq: PUCK). He has helped raised over $1.5 billion of equity and debt capital for private and public companies in the USA and Canada and has been involved in many acquisitions and exits of companies. His experience includes operational management, financial reporting, corporate governance corporate finance, public offerings in USA, strategic acquisitions and investments, international business development, merchant banking and corporate restructuring in sectors including technology and clean technology. Mr. Kilambi served as Vice Chairman and Chief Financial Officer of ConversionPoint Technologies from December 2017 to January 2020. ConversionPoint was sold in two transactions to a private equity-backed group and a strategic buyer. Mr. Kilambi has also been the principal of Kirarv Capital, a technology investment firm, since June 2009. Previously, from 1998 to 2001, Mr. Kilambi was the Co-Founder, Chief Financial Officer and Chief Strategy Officer of FutureLink Corp., a leading first-generation VC-backed cloud computing technology company that grew from a startup to over $100 million in annualized revenues.

Greg Nuttall is the Chief Executive Officer of Woodland Biofuels and one of the founding Chief Executive Officer’s of the world’s waste-to-fuel industry. Prior to becoming Chief Executive Officer of Woodland, Mr. Nuttall was a partner at Rubicon Investment Group, a merchant bank focused on accelerating the growth of the companies it acquires and invests in. Before this, Mr. Nuttall was co-founder and Chief Executive Officer of a leading change management consulting firm that helps large and mid-sized organizations in Canada and the United States. At the outset of his career, Mr. Nuttall was an M&A and corporate finance lawyer. As a lawyer, he practiced at Clifford Chance, a premier law firm, where he was based in London, and Torys, a leading corporate law firm with practices in Toronto and New York. Mr. Nuttall has also been a successful technology investor as a venture partner of New Economy Capital. Mr. Nuttall earned his Master of International Laws degree at Cambridge University and is a Pegasus Scholar.

Nicholas Parker has served as Chairman of Toronto-based Parker Venture Management Inc., a private company through which he controls investments in, and advises on, clean and smart technology businesses and platforms globally, including previously serving as chairman of UGE International LTD (TSX:UGE), a public solar renewable energy development company, since 2002. Mr. Parker has also served as the Executive Chairman of Clean Earth Acquisitions Corp., a blank check company seeking to consummate an initial business combination, since May 2021. From January 2014 to September 2019, Mr. Parker served as Managing Partner of Global Acceleration Partners Inc., an Asia-focused technology cooperation platform in the energy, environment and water sectors.From 2002 to 2013, Mr. Parker was Co-founder and Executive Chairman of Cleantech Group LLC, a San Francisco-based research and consulting and convening firm that created and served the worldwide cleantech innovation community, which he successfully sold in 2009, with partial turnout through 2011. During his tenure at Cleantech Group, its startup clients raised over $6 billion from investors. From 1999 to 2004, Mr. Parker was Co-founder and Principal of Emerald Technology Ventures, a leading trans-Atlantic venture manager focused on energy and resource productivity. During this period, Mr. Parker led an investment in Evergreen Solar, which in 2000 became the second solar initial public offering to be listed on Nasdaq. From 1996 to 1999, Mr. Parker was Senior Vice President of Environmental Capital Corporation, a Boston-based investment company majority-owned by Maurice Strong and his family. Mr. Parker started his business career in 1988 as Co-founder and President of The Delphi Group, one of Canada’s leading environmental strategy firms, through which he built and sold its London-based corporate finance arm. Mr. Parker holds a B.A. Hons in Technology Studies from Carleton University and a Master’s in Business Administration in International Business from the CASS Business School, London.

The Company has entered into standard indemnification agreements with each of Candice Beaumont, Nicholas Parker, Raghunath Kilambi and Greg A. Nuttall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2023

SPRINGWATER SPECIAL SITUATIONS CORP.

By:	/s/ Martin Gruschka
Name:	Martin Gruschka
Title:	Chief Executive Officer

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